Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of Platform Specialty Products Corporation and to the incorporation by reference therein of our report dated September 9, 2014, with respect to the consolidated financial statements of Arysta LifeScience Limited, included in the Current Report on Form 8-K/A of Platform Specialty Products Corporation dated December 12, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

February 2, 2015